Exhibit 99

CBS CORPORATION REPORTS SECOND QUARTER 2007 RESULTS

Net Earnings From Continuing Operations Up 9% to $393 Million and
EPS Up 15% to $.54 Per Diluted Share,
Each Adjusted For Tax Benefits and Station Divestitures

Free Cash Flow Up 4% to $571 Million,
First Half 2007 Free Cash Flow Up 11% to $1.3 Billion

New York, New York, July 31, 2007 — CBS Corporation (NYSE: CBS.A and CBS) today reported results for the second quarter ended June 30, 2007.

“CBS Corporation has delivered yet again,” said Sumner Redstone, Executive Chairman, CBS Corporation.  “With smart, strategic acquisitions and selective investments, Leslie and his team are positioning the Company for the future while doing a terrific job managing CBS’s world class assets.  I am proud of all we have accomplished and confident that we’ll continue to capitalize upon the unique set of opportunities that lie ahead.”

“We had solid second quarter results with mid-teens EPS growth on an adjusted basis, as well as strong free cash flow which continues to allow us to return value to our shareholders,” said Leslie Moonves, President and CEO, CBS Corporation.  “I’m pleased with our underlying revenue performance, coupled with the excellent showing by the CBS Television Network in the Upfront marketplace, which underscores the strength of our network television business.  At the same time, we continue to adjust our portfolio of assets, moving this quarter to complete the sale of several television and radio stations and investing in new digital properties.  Together with a host of other strategic investments, our acquisition of Last.fm during the quarter adds a compelling interactive extension to all of our content properties and is helping us advance our overall strategy of building communities around our industry-leading content.”

Second Quarter 2007 Results

Revenues of $3.4 billion for the second quarter of 2007 decreased 3% from $3.5 billion for the same quarter last year, reflecting the absence of UPN, which ceased broadcasting in September of 2006, the timing of the semifinals of the NCAA Men’s Basketball Tournament, which aired in the first quarter in 2007 versus the second quarter in 2006, and the impact of radio and television station divestitures.

Operating income before depreciation and amortization (“OIBDA”) of $859.4 million and operating income of $749.9 million for the second quarter of 2007 remained flat with $858.9 million and $750.3 million, respectively, for the same prior-year period, as increases at Television, Publishing and Outdoor and lower residual costs were offset by a decline at Radio.  Stock-based compensation expense for the second quarter of 2007 was $30.5 million versus $18.2 million for the same quarter in 2006.

Reported net earnings from continuing operations for the second quarter of 2007 were $404.0 million, or $.55 per diluted share.  Net earnings from continuing operations for the same period last year were $489.8 million, or $.64 per diluted share, which included a tax benefit of $129.0 million, or $.17 per diluted share, from income tax settlements.  On an adjusted basis, excluding tax benefits from income tax settlements in both years and the pre-tax gain and related tax effect of station divestitures, net earnings from continuing operations increased 9% to $393.1 million for the second quarter of 2007 from $360.8 million, and diluted earnings per share from continuing operations increased 15% to $.54 from $.47 for the same prior-year period, due in part to lower shares outstanding in 2007.  Net earnings were $404.0 million, or $.55 per diluted share, compared with $781.7 million, or $1.02 per diluted share, for the second quarter of 2006.  Net earnings for the second quarter of 2006 included net earnings from discontinued operations of $291.9 million, or $.38 per diluted share, principally reflecting the gain on the sale of Paramount Parks.

Free cash flow of $570.5 million for the second quarter of 2007 increased 4% from $546.2 million for the same prior-year period.

First Half 2007 Results

For the six months ended June 30, 2007, revenues of $7.03 billion decreased $26 million from the same prior-year period, as growth at Publishing and Outdoor was offset by declines at Radio and Television, primarily reflecting the impact of radio and television station divestitures and the absence of UPN.  These decreases were partially offset by the 2007 telecast of Super Bowl XLI on CBS Network.  OIBDA of $1.5 billion remained flat and operating income of $1.3 billion decreased 1% as compared to the first half of 2006.  Stock-based compensation expense was $51.5 million for the first six months of 2007 versus $30.8 million for the same prior-year period.

Reported net earnings from continuing operations for the first half of 2007 were $617.5 million, or $.83 per diluted share, compared to $724.3 million, or $.94 per diluted share, for the same prior-year period.  On an adjusted basis, excluding tax benefits from income tax settlements in both years and the pre-tax gain and related tax effect of station divestitures, net earnings from continuing operations increased 9% to $646.7 million for the first half of 2007 from $595.3 million, and diluted earnings per share from continuing operations increased 13% to $.87 from $.77 for the same prior-year period, due in part to lower shares outstanding in 2007.  Net earnings were $617.5 million, or $.83 per diluted share, compared to $1.0 billion, or $1.31 per diluted share, for the first half of 2006.  Net earnings for the 2006 period included net earnings from discontinued operations of $284.3 million, or $.37 per diluted share, principally reflecting the gain on the sale of Paramount Parks.

Free cash flow for the first six months of 2007 was $1.3 billion, up 11% from $1.2 billion for the same prior-year period.

Business Outlook

When comparing full year 2007 to 2006 on an as reported basis, several factors — including higher expense for stock-based compensation, the sale of 39 radio stations and nine television stations, the shutdown of UPN and the non-renewal of low-margin major urban outdoor transit contracts — will result in revenue and operating income that will be comparable to that of 2006.

For the long-term, the Company is positioned to deliver rates of growth as follows: low single-digit growth in revenues, mid single-digit growth in operating income and high single-digit growth in earnings per share.

Consolidated and Segment Results

The tables below present the Company’s revenues, OIBDA and operating income by segment for the three and six months ended June 30, 2007 and 2006 (dollars in millions).  Reconciliations of all non-GAAP measures to reported results have been included at the end of this earnings release.

	Three Months Ended June 30,		Better/	Six Months Ended June 30,		Better/
Revenues	2007	2006	(Worse)%	2007	2006	(Worse)%
Television	$2,163.0	$2,259.8	(4)%	$4,736.0	$4,775.5	(1)%
Radio	463.4	519.1	(11)	860.9	953.6	(10)
Outdoor	554.2	534.4	4	1,016.5	986.6	3
Publishing	200.3	176.0	14	429.6	357.1	20
Eliminations	(6.0)	(6.2)	3	(10.3)	(14.3)	28
Total Revenues	$3,374.9	$3,483.1	(3)%	$7,032.7	$7,058.5	—%

	Three Months Ended June 30,		Better/	Six Months Ended June 30,		Better/
OIBDA	2007	2006	(Worse)%	2007	2006	(Worse)%
Television	$549.5	$535.4	3%	$948.5	$959.1	(1)%
Radio	187.3	227.9	(18)	351.7	398.5	(12)
Outdoor	168.3	160.0	5	268.5	259.1	4
Publishing	20.1	10.6	90	43.9	16.4	n/m
Corporate	(41.6)	(39.7)	(5)	(68.4)	(67.4)	(1)
Residual costs	(24.2)	(35.3)	31	(48.3)	(70.6)	32
Total OIBDA	$859.4	$858.9	—%	$1,495.9	$1,495.1	—%

	Three Months Ended June 30,		Better/	Six Months Ended June 30,		Better/
Operating Income	2007	2006	(Worse)%	2007	2006	(Worse)%
Television	$506.1	$491.9	3%	$856.2	$874.7	(2)%
Radio	179.4	219.6	(18)	336.2	382.2	(12)
Outdoor	115.3	107.9	7	162.3	152.4	6
Publishing	18.1	8.2	n/m	39.5	11.9	n/m
Corporate	(44.8)	(42.0)	(7)	(74.7)	(72.1)	(4)
Residual costs	(24.2)	(35.3)	31	(48.3)	(70.6)	32
Total Operating Income	$749.9	$750.3	—%	$1,271.2	$1,278.5	(1)%

n/m — not meaningful

Television (CBS Television Network, Television Stations, CBS Paramount Network Television, CBS Television Distribution, Showtime Networks and CSTV Networks)

Television revenues for the second quarter of 2007 decreased 4% to $2.2 billion from $2.3 billion for the same prior-year period as underlying revenue growth in the Television segment was more than offset by the timing of the semifinals of the NCAA Men’s Basketball Tournament, the absence of UPN and the impact of television station divestitures.  Advertising revenues decreased 11% from the same prior-year period principally due to these same three factors.  Television license fees decreased 8% principally due to the absence of the 2006 domestic syndication of Without A Trace.  Home entertainment revenues increased $83.4 million over the second quarter of 2006.

Television OIBDA and operating income for the second quarter of 2007 both increased 3% to $549.5 million and $506.1 million, respectively, primarily due to higher home entertainment revenues and the absence of $24.0 million of costs related to the shutdown of UPN in 2006, partially offset by higher costs associated with entertainment series and lower political advertising revenues.  Television results included stock-based compensation of $14.8 million and $8.5 million for the second quarter of 2007 and 2006, respectively.

On May 30, 2007, the Company acquired Last.fm, a global, community-based music discovery network, for approximately $280 million.

Radio (CBS Radio)

Radio revenues for the second quarter of 2007 decreased 11% to $463.4 million from $519.1 million for the same prior-year period, reflecting the impact of the previously announced radio station sales in ten markets, as well as continued weakness in the radio advertising market.  On a “same station” basis, excluding divested stations, Radio revenues decreased 5% from the second quarter of 2006.

Radio OIBDA and operating income for the second quarter of 2007 both decreased 18% to $187.3 million and $179.4 million, respectively, principally resulting from the revenue decline partially offset by the absence of expenses for divested stations.  Radio results included stock-based compensation of $5.0 million and $3.4 million for the second quarter of 2007 and 2006, respectively.

On May 31, 2007, the Company completed the previously announced sale of the two radio stations in San Antonio for cash proceeds of $45.0 million.

Outdoor (CBS Outdoor)

Outdoor revenues for the second quarter of 2007 increased 4% to $554.2 million from $534.4 million for the same prior-year period, reflecting a 12% increase in Europe and Asia, primarily due to favorable fluctuations in foreign exchange rates and growth in the U.K.  In constant dollars, Outdoor revenues increased 1% for the quarter.  North America revenues for the second quarter remained flat with the prior year as growth of 11% in U.S. billboards was offset by a 29% decline in U.S. transit and displays, driven by the non-renewal of marginally profitable transit and street furniture contracts in New York City and Chicago.

Outdoor OIBDA increased 5% to $168.3 million and operating income increased 7% to $115.3 million for the second quarter of 2007, reflecting growth in North America partially offset by a decline in Europe and Asia.  North America OIBDA increased 12% to $143.6 million and operating income increased 16% to $97.5 million, led by continued strength in the U.S. billboard business.  Europe and Asia OIBDA decreased 21% to $24.7 million and operating income decreased 26% to $17.8 million, principally reflecting higher transit lease costs in the U.K.  Outdoor results included stock-based compensation of $1.2 million and $.9 million for the second quarter of 2007 and 2006, respectively.

Publishing (Simon & Schuster)

Publishing revenues for the second quarter of 2007 increased 14% to $200.3 million from $176.0 million for the same prior-year period, principally reflecting higher sales from best-selling titles, including Blaze by Stephen King writing as Richard Bachman and The Secret by Rhonda Byrne. OIBDA increased to $20.1 million from $10.6 million and operating income increased to $18.1 million from $8.2 million, reflecting the revenue increase partially offset by higher production and royalty costs.  Publishing results included stock-based compensation of $.9 million and $.5 million for the second quarter of 2007 and 2006, respectively.

Corporate

Corporate expenses before depreciation expense increased to $41.6 million for the second quarter of 2007 from $39.7 million for the same prior-year period, due to higher stock-based compensation expense in 2007.  Corporate expenses included stock-based compensation of $8.6 million and $4.9 million for the second quarter of 2007 and 2006, respectively.

Residual Costs

Residual costs primarily include pension and postretirement benefits costs for benefit plans retained by the Company for previously divested businesses.  For the quarter, residual costs decreased to $24.2 million from $35.3 million for the same prior-year period, primarily due to the recognition of lower actuarial losses and the impact of $250 million of discretionary contributions made during 2006 to pre-fund one of the Company’s qualified pension plans.

Interest Expense

Interest expense increased to $145.5 million in the second quarter of 2007 from $140.8 million for the same prior-year period primarily due to the timing of the refinancing of $700 million of senior notes and higher weighted average interest rates.

Interest Income

Interest income increased to $33.8 million from $18.5 million for the same prior-year period, primarily resulting from higher average cash balances and the timing of the refinancing of $700 million of senior notes.

Other Items, Net

“Other items, net” for the second quarter and first half of 2007 included pre-tax gains of $9.2 million and $12.6 million, respectively, resulting from the divestitures of television and radio stations.

Provision for Income Taxes

For the second quarter, the Company’s effective income tax rate was 36.4% for 2007 versus 19.3% for 2006, and for the six-month period, the effective income tax rate was 41.2% for 2007 versus 27.9% for 2006.  The effective income tax rates for the second quarter and six-month periods of 2007 reflected the tax impact of the station divestitures and a benefit from income tax settlements, and for 2006 periods, reflected a benefit of $129.0 million from income tax settlements.  Excluding the tax impact of the 2007 station divestitures and the tax benefits from income tax settlements in both years, the effective income tax rate for the second quarter decreased to 37.2% for 2007 from 40.4% for 2006 and for the six-month period decreased to 37.8% for 2007 from 40.8% for 2006, in each case principally resulting from lower state and foreign income taxes.

Other Matters

On March 6, 2007, the Company repurchased approximately 47.3 million shares of CBS Corp. Class B Common Stock for $1.4 billion, subject to adjustment, through an accelerated share repurchase transaction.  On April 16, 2007, the Company completed the exchange agreement with Liberty Media Corporation under which CBS Corp. repurchased 7.6 million shares of its Class B Common Stock held by Liberty Media Corporation in exchange for the stock of a subsidiary which held CBS Corp.’s Green Bay television station, and $169.8 million in cash.

On May 23, 2007, the Company’s Board of Directors declared a quarterly cash dividend of $.22 per share to stockholders of record at the close of business on June 4, 2007, and approximately $158 million was paid to these stockholders on July 1, 2007.

About CBS Corporation

CBS Corporation (NYSE: CBS.A and CBS) is a mass media company with constituent parts that reach back to the beginnings of the broadcast industry, as well as newer businesses that operate on the leading edge of the media industry. The Company, through its many and varied operations, combines broad reach with well-positioned local businesses, all of which provide it with an extensive distribution network by which it serves audiences and advertisers in all 50 states and key international markets. It has operations in virtually every field of media and entertainment, including broadcast television (CBS and The CW — a joint venture between CBS Corporation and Warner Bros. Entertainment), cable television (Showtime and CSTV Networks), local television (CBS Television Stations), television production and syndication (CBS Paramount Network Television and CBS Television Distribution), radio (CBS Radio), advertising on out-of-home media (CBS Outdoor), publishing (Simon & Schuster), interactive media (CBS Interactive), music (CBS Records), licensing and merchandising (CBS Consumer Products) and video/DVD (CBS Home Entertainment). For more information, log on to www.cbscorporation.com.

Cautionary Statement Concerning Forward-looking Statements
This news release contains both historical and forward-looking statements.  All statements, including Business Outlook, other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934.  These forward-looking statements are not based on historical facts, but rather reflect the Company’s current expectations concerning future results and events.  Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause the actual results, performance or achievements of the Company to be different from any future results, performance and achievements expressed or implied by these statements.  These risks, uncertainties and other factors include, among others: advertising market conditions generally; changes in the public acceptance of the Company’s programming; changes in technology and its effect on competition in the Company’s markets; changes in the Federal Communications laws and regulations; the impact of piracy on the Company’s products, the impact of the consolidation in the market for the Company’s programming; other domestic and global economic, business, competitive and/or other regulatory factors affecting the Company’s businesses generally; and other factors described in the Company’s news releases and filings with the Securities and Exchange Commission including but not limited to the Company’s most recent Form 10-K.  The forward-looking statements included in this document are made only as of the date of this document, and under section 27A of the Securities Act and section 21E of the Exchange Act, we do not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

Contacts:
Press:	Investors:
Gil Schwartz	Martin Shea
Executive Vice President, Corporate Communications	Executive Vice President, Investor Relations
(212) 975-2121	(212) 975-8571
gdschwartz@cbs.com	marty.shea@cbs.com

Dana McClintock	Debra King
Senior Vice President, Corporate Communications	Vice President, Investor Relations
(212) 975-1077	(212) 975-3718
dlmcclintock@cbs.com	debra.king@cbs.com

CBS CORPORATION AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(Unaudited; all amounts, except per share amounts, are in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006

Revenues	$3,374.9	$3,483.1	$7,032.7	$7,058.5

Operating income	749.9	750.3	1,271.2	1,278.5

Interest expense	(145.5)	(140.8)	(285.3)	(285.1)
Interest income	33.8	18.5	73.1	31.1
Loss on early extinguishment of debt	—	(2.0)	—	(6.0)
Other items, net	4.3	(15.2)	2.8	(18.1)
Earnings before income taxes	642.5	610.8	1,061.8	1,000.4

Provision for income taxes	(233.7)	(118.0)	(437.9)	(279.2)
Equity in earnings (loss) of affiliated companies, net of tax	(4.9)	(3.0)	(6.8)	3.0
Minority interest, net of tax	.1	—	.4	.1
Net earnings from continuing operations	404.0	489.8	617.5	724.3

Net earnings from discontinued operations	—	291.9	—	284.3
Net earnings	$404.0	$781.7	$617.5	$1,008.6

Basic earnings per common share:
Net earnings from continuing operations	$.56	$.64	$.84	$.95
Net earnings from discontinued operations	$—	$.38	$—	$.37
Net earnings	$.56	$1.02	$.84	$1.32

Diluted earnings per common share:
Net earnings from continuing operations	$.55	$.64	$.83	$.94
Net earnings from discontinued operations	$—	$.38	$—	$.37
Net earnings	$.55	$1.02	$.83	$1.31

Weighted average number of common shares outstanding:
Basic	720.8	764.6	738.6	763.7
Diluted	729.4	769.6	747.2	768.2

Dividends per common share	$.22	$.18	$.44	$.34

CBS CORPORATION AND SUBSIDIARIES

CONSOLIDATED CONDENSED BALANCE SHEETS

(Unaudited; Dollars in millions)

	At June 30, 2007	At December 31, 2006

Assets
Cash and cash equivalents	$2,796.8	$3,074.6
Receivables, net	2,541.7	2,824.0
Programming and other inventory	729.6	982.9
Prepaid expenses and other current assets	1,360.7	1,262.6
Total current assets	7,428.8	8,144.1
Property and equipment	4,517.7	4,274.6
Less accumulated depreciation and amortization	1,708.3	1,460.8
Net property and equipment	2,809.4	2,813.8
Programming and other inventory	1,584.0	1,665.6
Goodwill	19,022.8	18,821.5
Intangible assets	10,254.3	10,425.0
Other assets	1,592.5	1,638.8
Total Assets	$42,691.8	$43,508.8

Liabilities and Stockholders’ Equity
Accounts payable	$396.1	$502.3
Participants’ share and royalties payable	777.3	767.5
Program rights	1,028.0	906.9
Current portion of long-term debt	19.5	15.0
Accrued expenses and other current liabilities	2,176.1	2,207.8
Total current liabilities	4,397.0	4,399.5
Long-term debt	6,995.8	7,027.3
Other liabilities	8,665.1	8,558.5
Minority interest	.6	1.0
Stockholders’ equity	22,633.3	23,522.5
Total Liabilities and Stockholders’ Equity	$42,691.8	$43,508.8

CBS CORPORATION AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited; Dollars in millions)

	Six Months Ended June 30,
	2007	2006

Operating activities:
Net earnings	$617.5	$1,008.6
Less: Net earnings from discontinued operations	—	284.3
Net earnings from continuing operations	617.5	724.3

Adjustments to reconcile net earnings from continuing operations to net cash flow provided by operating activities:
Depreciation and amortization	224.7	216.6
Stock-based compensation	51.5	30.8
Equity in (earnings) loss of affiliated companies, net of tax	6.8	(3.0)
Distribution from affiliated companies	5.0	9.8
Minority interest, net of tax	(.4)	(.1)
Change in assets and liabilities, net of effects of acquisitions	624.9	326.1
Net cash flow from operating activities attributable to discontinued operations	—	33.0
Net cash flow provided by operating activities	1,530.0	1,337.5
Investing activities:
Capital expenditures	(206.6)	(113.2)
Acquisitions, net of cash acquired	(309.6)	(68.3)
Proceeds from dispositions	305.6	1,247.0
Investments in and advances to affiliated companies	(43.8)	(.3)
Net receipts from Viacom Inc. related to the Separation	212.2	77.6
Other, net	(.8)	—
Net cash flow used for investing activities attributable to discontinued operations	—	(34.5)
Net cash flow (used for) provided by investing activities	(43.0)	1,108.3
Financing Activities:
Repayment of notes	(660.0)	(832.0)
Proceeds from issuance of notes	678.0	—
Borrowings from (repayments to) banks, including commercial paper, net	1.9	(2.8)
Payment of capital lease obligations	(8.2)	(7.2)
Purchase of Company common stock	(1,602.1)	(5.7)
Dividends	(313.9)	(229.9)
Proceeds from exercise of stock options	131.7	37.5
Excess tax benefit from stock-based compensation	7.8	.8
Net cash flow used for financing activities	(1,764.8)	(1,039.3)
Net increase (decrease) in cash and cash equivalents	(277.8)	1,406.5
Cash and cash equivalents at beginning of period	3,074.6	1,655.3
Cash and cash equivalents at end of period	$2,796.8	$3,061.8

CBS CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Unaudited; Dollars in millions)

Operating Income Before Depreciation and Amortization (“OIBDA”)

The following tables set forth the Company’s Operating Income before Depreciation and Amortization for the three and six months ended June 30, 2007 and 2006.  The Company defines “Operating Income before Depreciation and Amortization” (“OIBDA”) as net earnings adjusted to exclude the following line items presented in its Statements of Operations: Net earnings from discontinued operations; Minority interest, net of tax; Equity in earnings (loss) of affiliated companies, net of tax; Provision for income taxes; Other items, net; Loss on early extinguishment of debt; Interest income; Interest expense; and Depreciation and amortization.

The Company uses OIBDA, among other things, to evaluate the Company’s operating performance, to value prospective acquisitions and as one of several components of incentive compensation targets for certain management personnel, and this measure is among the primary measures used by management for planning and forecasting of future periods.  This measure is an important indicator of the Company’s operational strength and performance of its business because it provides a link between profitability and operating cash flow.  The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management, helps improve their ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different financing and capital structures or tax rates.  In addition, this measure is also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

Since OIBDA is not a measure of performance calculated in accordance with generally accepted accounting principles (“GAAP”), it should not be considered in isolation of, or as a substitute for, net earnings as an indicator of operating performance.  OIBDA, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies.  In addition, this measure does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the Company’s ability to fund its cash needs.  As OIBDA excludes certain financial information compared with net earnings, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions which are excluded.  The Company provides the following reconciliations of Total OIBDA to Net earnings and OIBDA for each segment to such segment’s operating income, the most directly comparable amounts reported under GAAP.

CBS CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued) (Unaudited; Dollars in millions)

	Three Months Ended June 30, 2007
	OIBDA	Depreciation and Amortization	Operating Income (Loss)
Television	$549.5	$(43.4)	$506.1
Radio	187.3	(7.9)	179.4
Outdoor	168.3	(53.0)	115.3
Publishing	20.1	(2.0)	18.1
Corporate	(41.6)	(3.2)	(44.8)
Residual costs	(24.2)	—	(24.2)
Total	$859.4	$(109.5)	$749.9

	Three Months Ended June 30, 2006
	OIBDA	Depreciation and Amortization	Operating Income (Loss)
Television	$535.4	$(43.5)	$491.9
Radio	227.9	(8.3)	219.6
Outdoor	160.0	(52.1)	107.9
Publishing	10.6	(2.4)	8.2
Corporate	(39.7)	(2.3)	(42.0)
Residual costs	(35.3)	—	(35.3)
Total	$858.9	$(108.6)	$750.3

	Three Months Ended June 30,
	2007	2006
Total operating income before depreciation & amortization	$859.4	$858.9
Depreciation and amortization	(109.5)	(108.6)
Operating income	749.9	750.3
Interest expense	(145.5)	(140.8)
Interest income	33.8	18.5
Loss on early extinguishment of debt	—	(2.0)
Other items, net	4.3	(15.2)
Earnings before income taxes	642.5	610.8
Provision for income taxes	(233.7)	(118.0)
Equity in loss of affiliated companies, net of tax	(4.9)	(3.0)
Minority interest, net of tax	.1	—
Net earnings from continuing operations	404.0	489.8
Net earnings from discontinued operations	—	291.9
Net earnings	$404.0	$781.7

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued) (Unaudited; Dollars in millions)

	Six Months Ended June 30, 2007
	OIBDA	Depreciation and Amortization	Operating Income (Loss)
Television	$948.5	$(92.3)	$856.2
Radio	351.7	(15.5)	336.2
Outdoor	268.5	(106.2)	162.3
Publishing	43.9	(4.4)	39.5
Corporate	(68.4)	(6.3)	(74.7)
Residual costs	(48.3)	—	(48.3)
Total	$1,495.9	$(224.7)	$1,271.2

	Six Months Ended June 30, 2006
	OIBDA	Depreciation and Amortization	Operating Income (Loss)
Television	$959.1	$(84.4)	$874.7
Radio	398.5	(16.3)	382.2
Outdoor	259.1	(106.7)	152.4
Publishing	16.4	(4.5)	11.9
Corporate	(67.4)	(4.7)	(72.1)
Residual costs	(70.6)	—	(70.6)
Total	$1,495.1	$(216.6)	$1,278.5

	Six Months Ended June 30,
	2007	2006
Total operating income before depreciation & amortization	$1,495.9	$1,495.1
Depreciation and amortization	(224.7)	(216.6)
Operating income	1,271.2	1,278.5
Interest expense	(285.3)	(285.1)
Interest income	73.1	31.1
Loss on early extinguishment of debt	—	(6.0)
Other items, net	2.8	(18.1)
Earnings before income taxes	1,061.8	1,000.4
Provision for income taxes	(437.9)	(279.2)
Equity in earnings (loss) of affiliated companies, net of tax	(6.8)	3.0
Minority interest, net of tax	.4	.1
Net earnings from continuing operations	617.5	724.3
Net earnings from discontinued operations	——	284.3
Net earnings	$617.5	$1,008.6

CBS CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)

(Unaudited; Dollars in millions)

Free Cash Flow

Free cash flow reflects the Company’s net cash flow from operating activities less capital expenditures and operating cash flow of discontinued operations.  The Company uses free cash flow, among other measures, to evaluate its operating performance.  Management believes free cash flow provides investors with an important perspective on the cash available to service debt, make strategic acquisitions and investments, maintain its capital assets, satisfy its tax obligations and fund ongoing operations and working capital needs.  As a result, free cash flow is a significant measure of the Company’s ability to generate long term value.  It is useful for investors to know whether this ability is being enhanced or degraded as a result of the Company’s operating performance.  The Company believes the presentation of free cash flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management.  In addition, free cash flow is also a primary measure used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

As free cash flow is not a measure of performance calculated in accordance with GAAP, free cash flow should not be considered in isolation of, or as a substitute for, net earnings as an indicator of operating performance or net cash flow provided by operating activities as a measure of liquidity.  Free cash flow, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies.  In addition, free cash flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of the Company’s ability to fund its cash needs.  As free cash flow deducts capital expenditures and operating cash flow of discontinued operations from net cash flow provided by operating activities, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions which are not reflected.  The Company provides below a reconciliation of free cash flow to net cash flow provided by operating activities, the most directly comparable amount reported under GAAP.

The following table presents a reconciliation of the Company’s net cash flow provided by operating activities to free cash flow:

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Net cash flow provided by operating activities	$682.0	$689.7	$1,530.0	$1,337.5
Less capital expenditures	111.5	66.9	206.6	113.2
Less operating cash flow of discontinued operations	—	76.6	—	33.0
Free cash flow	$570.5	$546.2	$1,323.4	$1,191.3

The following table presents a summary of the Company’s cash flows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Net cash flow provided by operating activities	$682.0	$689.7	$1,530.0	$1,337.5
Net cash flow (used for) provided by investing activities	$(320.9)	$1,272.0	$(43.0)	$1,108.3
Net cash flow used for financing activities	$(942.9)	$(186.7)	$(1,764.8)	$(1,039.3)

CBS CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)

(Unaudited; all amounts, except per share amounts, are in millions)

2007 and 2006 Adjusted Results

The following tables reconcile financial measures excluding the impact of the 2007 pre-tax gain and the related tax provision of the television and radio station divestitures and the 2007 and 2006 tax benefits from the settlement of certain income tax audits, to the reported measures included in this earnings release.  The Company believes that adjusting its financial results for the impact of these items is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management, provides a clearer perspective on the current underlying performance of the Company and makes it easier to compare the Company’s year-over-year results.

	Three Months Ended June 30, 2007
	2007 Reported	Station Divestitures (a)	Tax Benefit (b)	2007 Adjusted	Increase vs. 2006 Adjusted
Revenues	$3,374.9	$—	$—	$3,374.9
OIBDA	859.4	—	—	859.4
Operating income	749.9	—	—	749.9
Interest expense	(145.5)	—	—	(145.5)
Interest income	33.8	—	—	33.8
Other items, net	4.3	(9.2)	—	(4.9)
Earnings before income taxes	642.5	(9.2)	—	633.3
Provision for income taxes	(233.7)	6.2	(7.9)	(235.4)
Effective income tax rate	36.4%			37.2%

Equity in loss of affiliated companies, net of tax	(4.9)	—	—	(4.9)
Minority interest, net of tax	.1	—	—	.1
Net earnings from continuing operations	$404.0	$(3.0)	$(7.9)	$393.1	9%

Diluted EPS from continuing operations	$.55	$—	$(.01)	$.54	15%
Diluted weighted average number of common shares outstanding	729.4	729.4	729.4	729.4

	Three Months Ended June 30, 2006
	2006 Reported	Tax Benefit(b)	2006 Adjusted
Revenues	$3,483.1	$—	$3,483.1
OIBDA	858.9	—	858.9
Operating income	750.3	—	750.3
Interest expense	(140.8)	—	(140.8)
Interest income	18.5	—	18.5
Loss on early extinguishment of debt	(2.0)	—	(2.0)
Other items, net	(15.2)	—	(15.2)
Earnings before income taxes	610.8	—	610.8
Provision for income taxes	(118.0)	(129.0)	(247.0)
Effective income tax rate	19.3%		40.4%

Equity in loss of affiliated companies, net of tax	(3.0)	—	(3.0)
Net earnings from continuing operations	$489.8	$(129.0)	$360.8

Diluted EPS from continuing operations	$.64	$(.17)	$.47
Diluted weighted average number of common shares outstanding	769.6	769.6	769.6

 (a)          Impact of the pre-tax gain and related tax provision of the divestitures of television and radio stations.

 (b)         Tax benefit from the settlement of certain income tax audits.

CBS CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)

(Unaudited; all amounts, except per share amounts, are in millions)

	Six Months Ended June 30, 2007
	2007 Reported	Station Divestitures(a)	Tax Benefit(b)	2007 Adjusted	Increase vs. 2006 Adjusted
Revenues	$7,032.7	$ —	$ —	$ 7,032.7
OIBDA	1,495.9	—	—	1,495.9
Operating income	1,271.2	—	—	1,271.2
Interest expense	(285.3)	—	—	(285.3)
Interest income	73.1	—	—	73.1
Other items, net	2.8	(12.6)	—	(9.8)
Earnings before income taxes	1,061.8	(12.6)	—	1,049.2
Provision for income taxes	(437.9)	49.7	(7.9)	(396.1)
Effective income tax rate	41.2%			37.8%

Equity in loss of affiliated companies, net of tax	(6.8)	—	—	(6.8)
Minority interest, net of tax	.4	—	—	.4
Net earnings from continuing operations	$617.5	$ 37.1	$ (7.9)	$ 646.7	9%

Diluted EPS from continuing operations	$.83	$ .05	$ (.01)	$ .87	13%
Diluted weighted average number of common shares outstanding	747.2	747.2	747.2	747.2

	Six Months Ended June 30, 2006
	2006 Reported	Tax Benefit(b)	2006 Adjusted
Revenues	$7,058.5	$—	$7,058.5
OIBDA	1,495.1	—	1,495.1
Operating income	1,278.5	—	1,278.5
Interest expense	(285.1)	—	(285.1)
Interest income	31.1	—	31.1
Loss on early extinguishment of debt	(6.0)	—	(6.0)
Other items, net	(18.1)	—	(18.1)
Earnings before income taxes	1,000.4	—	1,000.4
Provision for income taxes	(279.2)	(129.0)	(408.2)
Effective income tax rate	27.9%		40.8%

Equity in loss of affiliated companies, net of tax	3.0	—	3.0
Minority interest, net of tax	.1	—	.1
Net earnings from continuing operations	$724.3	$(129.0)	$595.3

Diluted EPS from continuing operations	$.94	$(.17)	$.77
Diluted weighted average number of common shares outstanding	768.2	768.2	768.2

(a)             Impact of the pre-tax gain and related tax provision of the divestitures of television and radio stations.

(b)            Tax benefit from the settlement of certain income tax audits.

CBS CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)

(Unaudited; Dollars in millions)

Radio Segment “Same Station” Reconciliation

In connection with the previously announced sales of 39 radio stations in ten of its smaller markets, the Company has completed the sales of its stations in six of these markets (24 stations) and expects to close on the remaining markets during the second half of 2007. The following table presents the revenues for the Radio segment on a “same station” basis, which excludes all revenues for the divested stations, for all periods presented.  The Company believes that adjusting the revenues of the Radio segment for the impact of station divestitures provides investors with a clearer perspective on the current underlying financial performance of the Radio segment.

	Three Months Ended June 30,		Better/	Six Months Ended June 30,		Better/
	2007	2006	(Worse)%	2007	2006	(Worse)%
Radio revenues, as reported	$463.4	$519.1	(11)%	$860.9	$953.6	(10)%
Divested stations	(5.1)	(35.9)	n/m	(12.2)	(65.6)	n/m
Radio revenues, “same station” basis	$458.3	$483.2	(5)%	$848.7	$888.0	(4)%

 n/m — not meaningful